UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2010

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Cheesecake Factory Incorporated (the “Company”) has entered into a Loan Agreement, dated as of December 3, 2010 (the “Credit Facility”), by and among the Company and JPMorgan Chase Bank, National Association (“JPMCB”), as administrative agent, Bank of the West, as syndication agent, and Bank of America, N.A., Wells Fargo Bank, National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as documentation agents.  The Credit Facility provides the Company with revolving loan commitments that total $200 million and letter of credit subfacility commitments that total $35,000,000 and it matures on December 3, 2015.  The Credit Facility contains a commitment increase feature that could provide for an additional $50 million in available credit upon the Company’s request and the satisfaction of certain conditions.  Capitalized terms used but not defined in this report have the meanings given to them in the Credit Facility.

The Credit Facility includes customary representations, warranties, negative and affirmative covenants (including certain financial covenants relating to the ratio of adjusted debt to EBITDAR and the ratio of EBITDAR to interest and rent expense, with all terms as defined in the Credit Facility), as well as customary events of default and certain cross default provisions that could result in acceleration of the Credit Facility.  Borrowings under the Credit Facility bear interest (and letters of credit bear fees), at the Company’s option, at a rate equal to either: (i) the Adjusted LIBO Rate plus an Applicable Margin (as defined in the Credit Facility), or (ii) an Applicable Margin (as defined in the Credit Facility) plus the highest of (a) the rate of interest publicly announced by JPMCB as its prime rate in effect, (b) the Federal Funds Effective Rate from time to time plus 0.5% and (c) the one-month Adjusted LIBO Rate plus 1.0%.

The Company’s obligations under the Credit Facility are unsecured.  Certain subsidiaries of the Company have guaranteed the Company’s obligations under the Credit Facility.  The Credit Facility will be used for the Company’s general corporate purposes, including to support standby letters of credit for the Company’s self-insurance programs.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In conjunction with the entry into the Credit Facility described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein, the Company terminated its prior credit facility with JPMorgan Chase Bank as administrative agent dated April 3, 2007, as amended March 5, 2008 and January 2, 2009.  No early termination or prepayment penalties were incurred.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 3, 2010, the Company became obligated under the five-year, $200 million, unsecured revolving credit facility described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.

ITEM 7.01     REGULATION FD DISCLOSURE

In a press release dated December 7, 2010, the Company announced it had entered into the five-year, $200 million, unsecured revolving credit facility described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.  The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.  .

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated December 7, 2010 entitled, “The Cheesecake Factory Announces New Revolving Credit Facility.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2010	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 7, 2010 entitled, “The Cheesecake Factory Announces New Revolving Credit Facility.”